Exhibit 11
KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

(Unaudited)	Three Months Ended			Three Months Ended
(Amounts in Thousands, Except for Per Share Data)	March 31, 2011			March 31, 2010
	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$470	$1,365	$1,835	$502	$1,358	$1,860
Undistributed Earnings	407	1,064	1,471	1,278	3,192	4,470
Net Income	$877	$2,429	$3,306	$1,780	$4,550	$6,330
Average Basic Shares Outstanding	10,455	27,291	37,746	10,745	26,828	37,573
Basic Earnings Per Share	$0.08	$0.09		$0.17	$0.17
Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$475	$1,365	$1,840	$505	$1,358	$1,863
Undistributed Earnings	409	1,057	1,466	1,282	3,185	4,467
Net Income	$884	$2,422	$3,306	$1,787	$4,543	$6,330
Average Diluted Shares Outstanding	10,553	27,292	37,845	10,802	26,831	37,633
Diluted Earnings Per Share	$0.08	$0.09		$0.17	$0.17
Reconciliation of Basic and Diluted EPS Calculations:
Net Income Used for Basic EPS Calculation	$877	$2,429	$3,306	$1,780	$4,550	$6,330
Assumed Dividends Payable on Dilutive Shares:
Performance shares	5	—	5	3	—	3
Increase (Reduction) of Undistributed Earnings - allocated based on Class A and Class B shares	2	(7)	(5)	4	(7)	(3)
Net Income Used for Diluted EPS Calculation	$884	$2,422	$3,306	$1,787	$4,543	$6,330
Average Shares Outstanding for Basic EPS Calculation	10,455	27,291	37,746	10,745	26,828	37,573
Dilutive Effect of Average Outstanding:
Performance shares	98	1	99	57	3	60
Average Shares Outstanding for Diluted EPS Calculation	10,553	27,292	37,845	10,802	26,831	37,633

All of the 620,000 and 680,000 average outstanding stock options were antidilutive and were excluded from the dilutive calculation for the quarters ended March 31, 2011 and 2010, respectively.

(Unaudited)	Nine Months Ended			Nine Months Ended
(Amounts in Thousands, Except for Per Share Data)	March 31, 2011			March 31, 2010
	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$1,420	$4,082	$5,502	$1,481	$4,022	$5,503
Less: Unvested Participating Dividends	—	—	—	(9)	—	(9)
Dividends to Common Share Owners	1,420	4,082	5,502	1,472	4,022	5,494
Undistributed Earnings (Loss)			(864)			4,507
Less: Earnings (Loss) Allocated to Participating Securities			—			(8)
Undistributed Earnings (Loss) Allocated to Common Share Owners	(241)	(623)	(864)	1,287	3,212	4,499
Net Income Available to Common Share Owners	$1,179	$3,459	$4,638	$2,759	$7,234	$9,993
Average Basic Common Shares Outstanding	10,513	27,205	37,718	10,702	26,706	37,408
Basic Earnings Per Share	$0.11	$0.13		$0.26	$0.27
Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$1,439	$4,082	$5,521	$1,493	$4,023	$5,516
Less: Unvested Participating Dividends	—	—	—	(9)	—	(9)
Dividends and Assumed Dividends to Common Share Owners	1,439	4,082	5,521	1,484	4,023	5,507
Undistributed Earnings (Loss)			(883)			4,494
Less: Earnings (Loss) Allocated to Participating Securities			—			(8)
Undistributed Earnings (Loss) Allocated to Common Share Owners	(248)	(635)	(883)	1,291	3,195	4,486
Net Income Available to Common Share Owners	$1,191	$3,447	$4,638	$2,775	$7,218	$9,993
Average Diluted Common Shares Outstanding	10,650	27,206	37,856	10,789	26,710	37,499
Diluted Earnings Per Share	$0.11	$0.13		$0.26	$0.27
Reconciliation of Basic and Diluted EPS Calculations:
Net Income Used for Basic EPS Calculation	$1,179	$3,459	$4,638	$2,759	$7,234	$9,993
Assumed Dividends Payable on Dilutive Shares:
Performance shares	19	—	19	12	1	13
Increase (Reduction) of Undistributed Earnings (Loss) - allocated based on Class A and Class B shares	(7)	(12)	(19)	4	(17)	(13)
Net Income Used for Diluted EPS Calculation	$1,191	$3,447	$4,638	$2,775	$7,218	$9,993
Average Shares Outstanding for Basic EPS Calculation	10,513	27,205	37,718	10,702	26,706	37,408
Dilutive Effect of Average Outstanding:
Performance shares	137	1	138	87	4	91
Average Shares Outstanding for Diluted EPS Calculation	10,650	27,206	37,856	10,789	26,710	37,499

All of the 627,000 and 704,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation for the nine months ended March 31, 2011 and 2010, respectively.